Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

SECOND QUARTER 2013 RESULTS

•	Occupancy of 91.2%, Up 160 Basis Points from 1Q13, 330 Basis Points from 2Q12

•	Same Store NOI Grew 1.9%

•	Acquired a 509,000 SF Distribution Center in the Chicago Market for $20.5 Million

•	Completed Assemblage of 69-Acre Site in Southern California for $16.6 Million

•	Closed Expanded $625 Million Unsecured Credit Facility in 3Q13

•	Raised $41.8 Million Via ATM Program

•	Sold Assets Totaling 1.1 Million Square Feet for $41.4 Million

•	Retired Remaining $100 Million of 7.25% Series J Cumulative Redeemable Preferred Stock; Redeemed All $50 Million Outstanding of 7.25% Series K Cumulative Redeemable Preferred Stock in 3Q13

•	Repurchased $25.0 Million of Unsecured Notes, Paid Off $12.0 Million of Secured Loans

CHICAGO, July 25, 2013 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for second quarter 2013. Diluted net income (loss) available to common stockholders per share (EPS) was $0.05 in the second quarter, compared to ($0.16) a year ago.

First Industrial’s second quarter FFO was $0.20 per share/unit on a diluted basis, compared to $0.15 per share/unit a year ago. Second quarter 2013 results included a $0.04 per share/unit loss from early retirement of debt and a $0.03 per share/unit loss related to the retirement of the 7.25% Series J Cumulative Redeemable Preferred Stock.

“The First Industrial team performed well throughout our business this quarter, increasing occupancy by 160 basis points and advancing our efforts to enhance our portfolio and capital position,” said Bruce W. Duncan, First Industrial’s president and CEO. “We remain focused on our opportunity to grow cash flow through incremental leasing within our existing portfolio, while using our platform to create value through targeted investments for growth.”

Portfolio Performance – Second Quarter 2013

•

In-service occupancy was 91.2% at the end of the quarter, compared to 89.6% at the end of the first quarter of 2013, and 87.9% at the end of the second quarter of 2012. Of the 160 basis point increase from the first quarter of 2013, 35 basis points were due to the impact of property sales.

•	Retained tenants in 74.5% of square footage up for renewal.

< more >

•	Same property cash basis net operating income (NOI) increased 1.9%. Including lease termination fees, same property NOI increased 0.8%.

•

Rental rates decreased 5.2% on a cash basis and increased 1.1% on a GAAP basis; leasing costs were $3.94 per square foot, impacted by build-out associated with two new long-term leases at higher finish buildings.

Capital Market Activities and Financial Position

In the second quarter, the Company:

•	Redeemed the remaining $100 million of the 7.25% Series J Cumulative Redeemable Preferred Stock.

•	Issued 2.3 million shares of common stock at an average price of $18.43 through its ATM program, raising net proceeds of $41.8 million.

•

Repurchased a total of $25.0 million of unsecured notes comprised of $19.0 million of 7.6% 2028 notes, $5.0 million of 5.95% 2017 Notes, and $1.0 million of 7.75% 2032 notes at a weighted average yield to maturity of 5.8%.

•	Retired $12.0 million of mortgages with a weighted average interest rate of 7.4%.

In the third quarter to date, the Company:

•	Closed on a new $625 million unsecured credit facility, maturing on September 29, 2017 with a one-year extension option, with a current interest rate of LIBOR plus 145 basis points.

•	Redeemed all $50 million of the 7.25% Series K Cumulative Redeemable Preferred Stock. The Company expects to report a loss of $0.02 per share related to this redemption in the third quarter.

•	Prepaid $14.0 million of mortgage loans at a weighted average interest rate of 7.5%.

“Through our recent capital actions, we have further improved our fixed charge coverage and leverage ratio inclusive of preferred stock, which are important metrics on our path back to investment grade status,” said Scott Musil, chief financial officer. “Our recently closed unsecured credit facility provides us with significant capacity and flexibility to fund new investments and manage our debt maturities.”

Investment and Disposition Activities

In the second quarter, the Company:

•	Completed the sale of eight industrial properties totaling 1.1 million square feet for a total of $41.4 million.

•	Acquired an unleased 509,000 square-foot distribution facility in the Chicago market for $20.5 million.

•

Completed the assemblage of a 69-acre land parcel in the Inland Empire in Southern California for $16.6 million that can accommodate the future development of approximately 1.37 million square feet of distribution space.

In the third quarter to date, the Company:

•	Completed the sale of a 56,330 square-foot industrial property plus one land parcel for a total of $2.3 million.

Outlook for 2013

Mr. Duncan stated, “The overall industrial market fundamentals are good, as the growth in tenant demand continues to outpace new supply. We are meeting the needs of customers and driving cash flow through lease-up within our portfolio and our investments in high-quality distribution assets.”

< more >

	Low End of Guidance for 2013 (Per share/unit)	High End of Guidance for 2013 (Per share/unit)
Net Income (Loss) Available to Common Stockholders	(0.04)	0.06
Add: Real Estate Depreciation/Amortization	1.03	1.03
Impairment of Depreciated Real Estate	0.01	0.01
Less: Non-NAREIT Compliant Gain YTD through 2Q13	(0.09)	(0.09)

FFO (NAREIT Definition)	$0.91	$1.01

Add: Loss from Retirement of Debt Related to Completed and Planned Debt Payoffs	0.06	0.06
Loss from Redemption of Series J and Series K Preferred Shares	0.05	0.05

FFO Before Loss from Retirement of Debt and Redemption of Series J and Series K Preferred Shares	$1.02	$1.12

The following assumptions were used:

•	Average quarter-end in-service occupancy of 90.5% to 92.0%.

•	Same-store NOI of positive 1.5% to 3% for the full year, an increase of the bottom of the range due to first half 2013 results.

•	JV FFO of approximately $0.5 million.

•	General and administrative expense of approximately $21.5 million to $22.5 million.

•	Guidance reflects the impact of the redemptions of both the Series J Preferred Stock and Series K Preferred Stock.

•

Guidance reflects the impact of the unsecured notes and secured debt retired year to date, as well as the impact of our plan to prepay, prior to maturity, approximately $32 million of additional mortgage debt with a weighted average interest rate of approximately 6.5%.

•

Guidance includes the incremental costs related to the Company’s two developments in process, plus costs related to its planned third quarter 2013 starts of the 555,000 square-foot First 36 Logistics Center @ Moreno Valley and a 43,500 square-foot facility in Los Angeles. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2013.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any other future property sales or investments,

•	any lease-up of the First Bandini Logistics Center or First Logistics Center @ I-83 developments in process, or the Chicago acquisition completed in the second quarter of 2013,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

< more >

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 66.8 million square feet of industrial space as of June 30, 2013. For more information, please visit us at www.firstindustrial.com

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of

< more >

the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Friday, July 26, 2013 at 12:00 p.m. EDT (11:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:   Art Harmon

Senior Director, Investor Relations and Corporate Communications

312-344-4320

< more >

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Statement of Operations and Other Data:
Total Revenues	$84,687	$81,559	$167,922	$161,703
Property Expenses	(27,774)	(25,573)	(55,527)	(51,633)
General & Administrative	(5,401)	(5,954)	(11,864)	(11,571)
Impairment of Real Estate	(1,429)	—	(1,429)	153
Depreciation of Corporate FF&E	(164)	(278)	(372)	(578)
Depreciation and Other Amortization of Real Estate	(29,074)	(29,206)	(56,044)	(60,597)

Total Expenses	(63,842)	(61,011)	(125,236)	(124,226)
Interest Income	600	678	1,163	1,605
Interest Expense	(18,431)	(21,172)	(37,394)	(43,865)
Amortization of Deferred Financing Costs	(833)	(850)	(1,687)	(1,725)
Mark-to-Market Gain (Loss) on Interest Rate Protection Agreements	56	(429)	52	(305)
Loss from Retirement of Debt	(4,436)	(6,223)	(5,586)	(6,222)

Loss from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax (Provision) Benefit	(2,199)	(7,448)	(766)	(13,035)
Equity in Income of Joint Ventures (a)	27	37	47	128
Gain on Change in Control of Interests	—	—	—	776
Income Tax (Provision) Benefit	(3)	(5,354)	59	(5,263)

Loss from Continuing Operations	(2,175)	(12,765)	(660)	(17,394)
Discontinued Operations:
Income Attributable to Discontinued Operations	56	1,013	230	498
Gain on Sale of Real Estate	13,481	1,386	10,407	7,585

Income from Discontinued Operations	13,537	2,399	10,637	8,083
Income (Loss) Before Gain on Sale of Real Estate	11,362	(10,366)	9,977	(9,311)
Gain on Sale of Real Estate	—	—	262	—

Net Income (Loss)	11,362	(10,366)	10,239	(9,311)
Net (Income) Loss Attributable to the Noncontrolling Interest	(245)	838	(25)	1,045

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	11,117	(9,528)	10,214	(8,266)
Preferred Dividends	(2,277)	(4,798)	(6,114)	(9,560)
Redemption of Preferred Stock	(3,546)	—	(3,546)	—

Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$5,294	$(14,326)	$554	$(17,826)

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.‘S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$5,294	$(14,326)	$554	$(17,826)
Depreciation and Other Amortization of Real Estate	29,074	29,206	56,044	60,597
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	81	950	528	2,328
Impairment of Depreciated Real Estate	1,429	—	1,429	(153)
Impairment of Depreciated Real Estate Included in Discontinued Operations	176	—	176	1,399
Noncontrolling Interest	245	(838)	25	(1,045)
Equity in Dep/Other Amortization of Joint Ventures (a)	55	82	110	172
Gain on Change in Control of Interests	—	—	—	(776)
Non-NAREIT Compliant Gain (b)	(13,481)	(1,386)	(10,407)	(7,585)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(1)	—	(57)

Funds From Operations (NAREIT) (“FFO”) (b)	$22,873	$13,687	$48,459	$37,054
Loss from Retirement of Debt	4,436	6,223	5,586	6,222
Restricted Stock/Unit Amortization	841	1,299	2,667	2,398
Amortization of Debt Discounts / (Premiums) and Hedge Costs	974	890	1,930	1,799
Amortization of Deferred Financing Costs	833	850	1,687	1,725
Depreciation of Corporate FF&E	164	278	372	578
Redemption of Preferred Stock	3,546	—	3,546	—
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(56)	429	(52)	305
Non-Incremental Capital Expenditures	(11,965)	(13,651)	(23,562)	(23,528)
Straight-Line Rental Income Adjustment	(1,065)	(535)	(2,416)	(1,614)

Adjusted Funds From Operations (“AFFO”) (b)	$20,581	$9,470	$38,217	$24,939

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.‘S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$5,294	$(14,326)	$554	$(17,826)
Interest Expense	18,431	21,172	37,394	43,865
Depreciation and Other Amortization of Real Estate	29,074	29,206	56,044	60,597
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	81	950	528	2,328
Impairment of Depreciated Real Estate	1,429	—	1,429	(153)
Impairment of Depreciated Real Estate Included in Discontinued Operations	176	—	176	1,399
Preferred Dividends	2,277	4,798	6,114	9,560
Redemption of Preferred Stock	3,546	—	3,546	—
Income Tax Provision (Benefit)	3	5,354	(59)	5,263
Noncontrolling Interest	245	(838)	25	(1,045)
Loss from Retirement of Debt	4,436	6,223	5,586	6,222
Amortization of Deferred Financing Costs	833	850	1,687	1,725
Depreciation of Corporate FF&E	164	278	372	578
Equity in Dep/Other Amortization of Joint Ventures (a)	55	82	110	172
Gain on Change in Control of Interests	—	—	—	(776)
Non-NAREIT Compliant Gain (b)	(13,481)	(1,386)	(10,407)	(7,585)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(1)	—	(57)

EBITDA (b)	$52,563	$52,362	$103,099	$104,267
General and Administrative	5,401	5,954	11,864	11,571
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(56)	429	(52)	305
NAREIT Compliant Economic Gain (b)	—	—	(262)	—
FFO of Joint Ventures (b)	(145)	(186)	(278)	(387)

Net Operating Income (“NOI”) (b)	$57,763	$58,559	$114,371	$115,756

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$—	$—	$262	$—
Gain on Sale of Real Estate included in Discontinued Operations	13,481	1,386	10,407	7,585
Non-NAREIT Compliant Gain (b)	(13,481)	(1,386)	(10,407)	(7,585)

NAREIT Compliant Economic Gain (b)	$—	$—	$262	$—

Weighted Avg. Number of Shares/Units Outstanding—Basic/Diluted (c)	112,808	93,106	109,163	92,458
Weighted Avg. Number of Shares Outstanding—Basic/Diluted (c)	108,117	87,981	104,466	87,278
Per Share/Unit Data:
FFO (NAREIT)	$22,873	$13,687	$48,459	$37,054
Less: Allocation to Participating Securities	(99)	—	(197)	—

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$22,774	$13,687	$48,262	$37,054
Basic/Diluted Per Share/Unit (c)	$0.20	$0.15	$0.44	$0.40
Loss from Continuing Operations, including Gain on Sale of Real Estate	$(2,175)	$(12,765)	$(398)	$(17,394)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	315	969	430	1,494
Less: Preferred Dividends	(2,277)	(4,798)	(6,114)	(9,560)
Less: Redemption of Preferred Stock	(3,546)	—	(3,546)	—

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.‘s Common Stockholders	$(7,683)	$(16,594)	$(9,628)	$(25,460)
Basic/Diluted Per Share (c)	$(0.07)	$(0.19)	$(0.09)	$(0.29)
Net Income (Loss) Available	$5,294	$(14,326)	$554	$(17,826)
Less: Allocation to Participating Securities	(42)	—	(78)	—

Net Income (Loss) Available to First Industrial Realty Trust, Inc.‘s Common Stockholders	$5,252	$(14,326)	$476	$(17,826)
Basic/Diluted Per Share (c)	$0.05	$(0.16)	$0.01	$(0.20)
Common Dividends/Distributions	$0.085	N/A	$0.17	N/A
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,150,093	$3,105,792
Real Estate and Other Assets Held For Sale, Net	2,085	44,023
Total Assets	2,611,718	2,671,180
Debt	1,284,346	1,482,319
Total Liabilities	1,403,971	1,594,368
Total Equity	$1,207,747	$1,076,812

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.

b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus or minus impairment of depreciated real estate, minus or plus non-NAREIT compliant gain (loss). Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2013, include all properties owned prior to January 1, 2012 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2012 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended June 30, 2013 and June 30, 2012, NOI was $57,763 and $58,559, respectively; NOI of properties not in the Same Store Pool was $558 and $1,441, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was ($24) and $331, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of restricted units would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in calculating per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (“participating securities”) to be included in the two class method of the computation of EPS. Under the two class method, participating security holders are allocated income, in proportion to total weighted average shares outstanding, based upon the greater of net income (after reduction for preferred dividends) or common dividends declared. Since participating security holders are not obligated to share in losses and no dividends were declared during the three and six months ended June 30, 2012, there was no allocation of income to participating security holders. The Company conforms the calculation of FFO and AFFO with the calculation of EPS during periods in which common dividends are declared.